UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 2, 2014

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2014, Piedmont Natural Gas Company, Inc. (the "Company"), through Piedmont ACP Company, LLC ("Piedmont ACP"), one of its indirect wholly-owned subsidiaries, entered into a Limited Liability Company Agreement of Atlantic Coast Pipeline, LLC with subsidiaries of Dominion Resources, Inc., Duke Energy Corporation and AGL Resources, Inc. (the "Joint Venture Agreement"). Pursuant to the Joint Venture Agreement, Piedmont ACP acquired a 10% membership interest in Atlantic Coast Pipeline, LLC ("ACP"), a newly-formed joint venture whose purpose is to construct, operate and maintain a 550-mile natural gas pipeline and related facilities from West Virginia, through Virginia and into eastern North Carolina (the "Pipeline"). ACP has contracted with a subsidiary of Dominion Resources, Inc. to perform the construction, operation and maintenance. The cost to construct the Pipeline is estimated to be between $4.5 billion and $5 billion. The target in-service date for the Pipeline is late 2018. The Pipeline is subject to the receipt of regulatory approvals, including approval of customer agreements.

Under the Joint Venture Agreement, Piedmont ACP is obligated to contribute its proportional share of capital contributions to fund the estimated cost of construction of the Pipeline. Piedmont ACP’s rights to distributions and voting are generally proportionate to its membership interest, subject to certain tiered voting thresholds based on the nature of the actions being considered. The Joint Venture Agreement also contains representations, warranties and covenants by the parties to the agreement that are customary for the transactions and matters contemplated therein, including provisions that preserve the rights of ACP’s members and affiliates to pursue certain Pipeline-related projects in their respective service territories.

The above summary does not purport to be a complete description of the terms of the Joint Venture Agreement and is qualified in its entirety by its contents, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending October 31, 2014.

The Company provides natural gas transportation and redelivery services to affiliates of Duke Energy Corporation. The Company and an affiliate of AGL Resources, Inc. are members of SouthStar Energy Services LLC. The Company purchases transportation and storage services from affiliates of Dominion Resources, Inc.

The foregoing disclosure contains forward-looking statements. These statements are based on management's current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to future events, risks, uncertainties and other factors that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, weather conditions, new legislation and regulations and application of existing laws and regulations, economic and capital market conditions, the cost and availability of labor and materials and other uncertainties, all of which are difficult to predict and some of which are beyond our control. For these reasons, you should not place undue reliance on these forward-looking statements when making investment decisions. The words "expect," "believe," "project," "anticipate," “if,” “likely,” "intend," "should," "could," "assume," "can," "estimate," "forecast," "future," "indicate," "outlook," "plan," "predict," "seek," "target," "would," “may,” “guidance,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are only as of the date they are made and we do not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise. More information about the risks and uncertainties relating to these forward-looking statements may be found in Piedmont's latest Forms 10-K and 10-Q filed with the SEC and available at the SEC’s website at www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

September 2, 2014	By:	Judy Z. Mayo

Name: Judy Z. Mayo
Title: Vice President, Corporate Secretary and Deputy General Counsel